Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to consent to the reference to our firm under the caption “Experts”, and the inclusion of balance sheets and our report dated March 31, 2014, for the years ended December 31, 2013 and 2012, related to the financial statements of Marathon Patent Group, Inc. (Formerly American Strategic Minerals Corporation, which appear in Marathon Patent Group, Inc. on Form S-1/A filed on or about August 4, 2014.

/s/ KBL, LLP
KBL, LLP
New York, NY
August 4, 2014

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